                                                                      EXHIBIT 99

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                                                             OMB APPROVAL
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                                                          OMB No. 3235-0145
                                                      Expires September 30, 1988
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 SCHEDULE 13D


                  UNDER THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.      )*
                                             ----

                           Precision Systems, Inc.
- --------------------------------------------------------------------------------
                               (Name of Issuer)


                         Common Stock ($.01 par value)
- --------------------------------------------------------------------------------
                         (Title of Class of Securities)


                                 740329-10-7
- --------------------------------------------------------------------------------
                                (CUSIP Number)

Thomas J. Egan
Baker & McKenzie, 815 Connecticut Avenue NW, Washington, D.C. 20006-4078
- --------------------------------------------------------------------------------
                (Name, Address and Telephone Number of Person
              Authorized to Receive Notices and Communications)


                                July 31, 1992
- --------------------------------------------------------------------------------
                     (Date of Event which Requires Filing
                              of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box / /.

Check the following box if a fee is being paid with the statement /x/. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


                       (Continued on following page(s))

                              Page 1 of 8 Pages
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                                  SCHEDULE 13D

CUSIP NO. 740329-10-7                                          PAGE 2 OF 8 PAGES

- --------------------------------------------------------------------------------

1   NAME OF REPORTING PERSON
    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

    Roy M. Speer          RMS Limited Partnership        Crystal Diamond, Inc.
    ###-##-####           88-0224372                     88-0223159

- --------------------------------------------------------------------------------
2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                                         (a) /x/
                                                                         (b) / /
- --------------------------------------------------------------------------------
3   SEC USE ONLY


- --------------------------------------------------------------------------------
4   SOURCE OF FUNDS*

    N/A
- --------------------------------------------------------------------------------
5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
    TO ITEMS 2(d) OR 2(e)                                                    / /

    N/A
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6   CITIZENSHIP OR PLACE OF ORGANIZATION

    Roy M. Speer is a citizen of the United States of America.
    RMS Limited Partnership was formed in Nevada.
    Crystal Diamond, Inc. is a Nevada corporation.

- --------------------------------------------------------------------------------
                7   SOLE VOTING POWER
  NUMBER OF
   SHARES           Please see attached.
BENEFICIALLY   -----------------------------------------------------------------
  OWNED BY      8   SHARED VOTING POWER
   EACH
 REPORTING          Please see attached.
  PERSON       -----------------------------------------------------------------
   WITH         9   SOLE DISPOSITIVE POWER

                    Please see attached.
               -----------------------------------------------------------------
               10   SHARED DISPOSITIVE POWER

                    Please see attached.
- --------------------------------------------------------------------------------
11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     Please see attached.
- --------------------------------------------------------------------------------
12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES*                                                        /X/

     Please see attached.
- --------------------------------------------------------------------------------
13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     Roy M. Speer, 13.6%
     RMS Limited Partnership, 0%
     Crystal Diamond, Inc., 11.7%
- --------------------------------------------------------------------------------
14   TYPE OF REPORTING PERSON*
     Roy M. Speer, IN
     RMS Limited Partnership, PN
     Crystal Diamond, Inc., CO
- --------------------------------------------------------------------------------
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

Roy M. Speer          RMS Limited Partnership              Crystal Diamond, Inc.


Items 7 and 8 of Cover Page.

As of July 31, 1992, Mr. Speer had shared voting power over 747,114 shares of Common Stock, $.01 par value ("Common Stock") and 2,415,945 shares of Class B Common Stock, $.01 par value ("Class B Common Stock"), of Precision Systems, Inc. a Delaware corporation ("PSi"), through his position as sole shareholder in Crystal Diamond, Inc. ("Crystal Diamond"), a Nevada corporation. Mr. Speer individually owns 119,616 shares of Common Stock. The Class B Common Stock of PSi is convertible to Common Stock on a share for share basis.

Crystal Diamond is the managing general partner of RMS Limited Partnership ("RMS"), a Nevada limited partnership, which holds shares of the capital stock of PSi. Mr. Speer is also the non-managing general partner of RMS. On July 31, 1992, Crystal Diamond had voting control over the 747,114 shares of Common Stock and the 2,415,945 shares of Class B Common Stock held by RMS. The capital stock of Crystal Diamond is owned by Roy M. Speer.


Items 9 and 10 of Cover Page.

As of July 31, 1992, Mr. Speer had sole dispositive power over 119,616 shares of Common Stock held directly by him.

As of July 31, 1992 Crystal Diamond, by virtue of its position as managing general partner of RMS, and Mr. Speer, shared dispositive power over 747,114 shares of Common Stock and 2,415,945 shares of Class B Common Stock held by RMS. Mr. Speer is the sole shareholder of Crystal Diamond and is the non-managing general partner of RMS.


Item 11 of Cover Page.

For purposes of the Schedule 13D filing, as of July 31, 1992, Mr. Speer shared beneficial ownership of 747,114 shares of Common Stock and 2,415,945 shares of Class B Common Stock held by RMS with Crystal Diamond. Mr. Speer claims beneficial ownership of 119,616 shares owned by him individually.


Item 12 of Cover Page.

The number of shares of Common Stock beneficially owned by Mr. Speer excludes 9,265 shares of Common Stock held by the Roy M. Speer Foundation.

Securities and Exchange Commission
Washington, D.C.
Schedule 13 D

ITEM 1.         SECURITY AND ISSUER:

                Common Stock ($.01 par value)
                Precision Systems, Inc.
                11800 30th Court North, St. Petersburg, Florida
                33716

ITEM 2.         IDENTITY AND BACKGROUND:

        (a).    Roy M. Speer
                Crystal Diamond, Inc.
                RMS Limited Partnership

        (b).    Mr. Speer's Principal Business Office is:  12000
                25th Court North, St. Petersburg, Florida  33716

                Crystal Diamond, Inc.'s Principal Business Office
                is:  201 West Liberty Street, P.O. Box 281, Reno,
                Nevada  89504

                RMS Limited Partnership's Principal Business Office is: 201 West Liberty Street, P.O. Box 281, Reno
                Nevada  89504

        (c).    Mr. Speer serves as Chairman and Chief Executive
                Officer of Home Shopping Network, Inc.

        (d).    N/A

        (e).    N/A

        (f).    Mr. Speer is a citizen of the United States of America.

                Crystal Diamond, Inc. is a Nevada Corporation.

                RMS Limited Partnership is a Nevada limited partnership.

ITEM 3.         SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

                The shares of Common Stock were obtained pursuant to a tax-free distribution of the shares of PSi to the shareholders of Home Shopping Network, Inc. in the ratio of one share of PSi Common Stock for each ten shares of Home Shopping Network, Inc. Common Stock owned and one share of PSi Class B Common Stock for each ten shares of Home Shopping Network,


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
                Inc. Class B Common Stock owned as of July 30, 1992. Such distribution was effective on July 31, 1992.


ITEM 4.         PURPOSE OF TRANSACTION:

                The securities of PSi were received as part of a tax-free distribution of the capital stock of PSi to all of the shareholders of Home Shopping Network, Inc.

ITEM 5.         INTEREST IN SECURITIES OF THE ISSUER:

        (a).    Amount Beneficially Owned as of July 31, 1992:

                Crystal Diamond, Inc. shares dispositive control over a total of 747,114 shares of Common Stock and 2,415,945 shares of Class B Common Stock held by RMS Limited Partnership, by virtue of Crystal Diamond, Inc.'s position as managing general partner of such limited partnership. Mr. Speer is the sole shareholder of Crystal Diamond, Inc. and is the non-managing general partner of RMS Limited Partnership.

                For purposes of Schedule 13D filing, Crystal Diamond,
                Inc. shares beneficial ownership of 747,114 shares of Common Stock and 2,415,945 shares of Class B Common Stock held by RMS with Mr. Speer. Mr. Speer also claims beneficial ownership of 119,616 shares owned by him individually, which gives him a total beneficial and shared beneficial ownership of 866,731 shares of Common Stock, and 2,415,945 shares of Class B Common Stock. For purposes of Schedule 13D filing, RMS Limited Partnership is not claiming shared or sole beneficial ownership of any shares, because as managing general partner of the limited partnership, Crystal Diamond, Inc. has claimed such ownership.

        (b).    Percent of Class:

                Mr. Speer's direct and shared beneficial ownership with Crystal Diamond, Inc. is: 13.6% of the Common Stock and 100% of the Class B Common Stock. Assuming the conversion of all of the outstanding Class B Common Stock into Common Stock,
                Mr. Speer's direct and shared beneficial ownership interest would be 37.4%.

                RMS Limited Partnership's beneficial ownership is: 0%.

                Crystal Diamond, Inc.'s shared beneficial ownership with Mr. Speer is: 11.7% of the Common Stock and 100% of the Class B Common Stock. Assuming the conversion of all of the outstanding Class B Common Stock, Crystal Diamond, Inc.'s shared beneficial ownership interest would be 36.3%.

                Number of shares as to which such person has:

                (i)     sole power to vote or to direct the vote
                        Mr. Speer:  see below
                        RMS Limited Partnership:  see below
                        Crystal Diamond, Inc.:  see below

               (ii) shared power to vote or to direct the vote Mr. Speer: see below
                        RMS Limited Partnership:  see below
                        Crystal Diamond, Inc.:  see below

              (iii) sole power to dispose or to direct the disposition of Mr. Speer: see below
                        RMS Limited Partnership:  see below
                        Crystal Diamond, Inc.:  see below

               (iv) shared power to dispose or to direct the disposition of Mr. Speer: see below
                        RMS Limited Partnership:  see below
                        Crystal Diamond, Inc.:  see below


Voting Control:

Mr. Speer has sole voting control over the shares held by him, with the exception of 15 shares held by the Home Shopping Network, Inc. 401(k) Plan. Crystal Diamond, Inc. is the managing general partner of RMS and as such, it has voting control over those shares held by RMS. The capital stock of Crystal Diamond, Inc. is owned by Roy M. Speer.

Disposition Control:

Mr. Speer has sole dispositive power over 119,616 shares of Common Stock held directly by him.

Crystal Diamond, Inc., as managing general partner of RMS, has with Roy M. Speer, dispositive control over 747,114 shares of Common

Stock and 2,415,945 shares of Class B Common Stock.

        (c).    Not Applicable.

        (d).    Not Applicable.

        (e).    Not Applicable.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

            Not Applicable

ITEM 7.     MATERIAL TO BE FILED AS EXHIBITS.

            Not Applicable



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                                   SIGNATURE

        After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

August 5, 1992


                                       /s/ ROY M. SPEER
                                       --------------------------------
                                       Roy M. Speer


                                       RMS LIMITED PARTNERSHIP,
                                       a Nevada Limited Partnership

                                       /s/ RICHARD W. BAKER, SEC/TREAS.
                                       --------------------------------
                                       Richard W. Baker
                                       Treasurer and Secretary
                                       of Crystal Diamond, Inc.,
                                            the Managing General Partner of
                                            RMS Limited Partnership


                                       CRYSTAL DIAMOND, INC.

                                       /s/ RICHARD W. BAKER, SEC/TREAS.
                                       --------------------------------
                                       Richard W. Baker
                                       Treasurer and Secretary


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